Exhibit 10.12

ASPEN NEUROSCIENCE, Inc.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Each member of the Board of Directors (the “Board”) of Aspen Neuroscience, Inc. (the “Company”) who is a non-employee director of the Company (each such member, a “Non-Employee Director”) will receive the compensation described in this Non-Employee Director Compensation Policy (the “Policy”) for such Board service.

This Policy may be amended at any time in the sole discretion of the Company’s Board of Directors (the “Board”) or the Compensation Committee of the Board (“Compensation Committee”).

Annual Cash Compensation

Commencing at the beginning of the first calendar quarter following the closing of the initial public offering (the “IPO”) of the Company’s common stock (the “Common Stock”), each Non-Employee Director will receive the annual cash retainer compensation for service on the Board in the applicable amounts as are approved and updated from time to time by the Compensation Committee, and which effective as of the IPO are as specified on Appendix A. The annual cash compensation amounts will be payable in equal quarterly installments, in arrears following the end of each quarter in which the service occurred, pro-rated for any partial months of service. All cash fees are fully vested and earned upon payment.

Equity Compensation

Equity awards granted pursuant to this Policy will be granted under the Company’s 2026 Equity Incentive Plan or any successor plan (the “Plan”).

(a)
Initial Appointment Equity Grant. On an initial appointment to the Board following the IPO and without any further action of the Board or Compensation Committee of the Board, effective at the close of business on the day of such appointment, a Non-Employee Director will automatically receive an equity award under the Plan for the applicable type of equity award with respect to such number of shares and with vesting terms as approved and updated from time to time by the Compensation Committee, and which effective as of the IPO are as specified on Appendix A (the “Initial Grant”).
(b)
Automatic Equity Grants. Without any further action of the Board or Compensation Committee of the Board, at the close of business on the date of each Annual Meeting of the Company’s stockholders following the IPO, each person who is then a Non-Employee Director will automatically receive an equity award under the Plan for the applicable type of equity award with respect to such number of shares and with vesting terms as approved and updated from time to time by the Compensation Committee, and which effective as of the IPO are as specified on Appendix A (the “Annual Grant”).
(c)
Vesting; Impact of Change of Control. The Initial Grant and Annual Grant (the “Director Awards”) are eligible to vest subject to the Non-Employee Director’s continued “Service” (as defined in the Plan) through the applicable vesting dates. For each Non-Employee Director who remains in Continuous Service with the Company until immediately prior to the closing of a “Change in Control” (as defined in the Plan), the shares subject to his or her then-outstanding Director Awards will become fully vested upon such Change in Control.
(d)
Remaining Terms. The remaining terms and conditions of Director Awards will be as set forth in the Company’s forms of grant notice and award agreements for such Director Awards, in the forms adopted from time to time by the Board or the Compensation Committee of the Board.

Expense Reimbursements

The Company will reimburse Non-Employee Director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings; provided, that the Non-Employee Director timely submits to the Company appropriate documentation substantiating such expenses in accordance with the Company’s travel and expense policy, as in effect from time to time.

Appendix A

Cash Compensation and Equity Compensation

Cash Retainers

Annual Board Service Retainer:

•
All Eligible Directors: $40,000
•
Chairperson of the Board: $70,000

Annual Committee Chair Service Retainer:

•
Chairperson of the Audit Committee: $16,000
•
Chairperson of the Compensation Committee: $12,000
•
Chairperson of the Nominating and Corporate Governance Committee: $10,000
•
Chairperson of the Research and Development Committee: $20,000

Annual Committee Non-Chairperson Member Service Retainer:

•
Member of the Audit Committee: $8,000
•
Member of the Compensation Committee: $6,000
•
Member of the Nominating and Corporate Governance Committee: $5,000
•
Member of the Research and Development Committee: $6,000

Initial Grant

•
Type of Award: Stock Option
•
Number of Shares: 23,500; provided, however, that the number of shares subject to the stock option shall be reduced, to the extent necessary, so that the compensation limits set forth in the Plan are not exceeded.
•
Vesting: The Initial Grant will vest in 36 substantially equal monthly installments following the date of grant, subject to the Non-Employee Director’s continued Service with the Company on each applicable vesting date.

Annual Grant

•
Type of Award: Stock Option
•
Number of Shares: 11,750; provided, however, that the number of shares subject to the stock option shall be reduced, to the extent necessary, so that the compensation limits set forth in the Plan are not exceeded.
•
Vesting: Each Annual Grant will vest upon the earlier of: (i) the one-year anniversary measured from the date of grant and (ii) the date of the next Annual Meeting of the Company’s Stockholders following the date of grant, subject to the Non-Employee Director’s continued Service with the Company through the applicable vesting date.